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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Giant Industries, Inc. for the registration of 11,050,000 shares of its common stock and to the incorporation by reference therein of our report dated September 23, 1997, with respect to the consolidated financial statements of Holly Corporation included in its Annual Report (Form 10-K) for the year ended July 31, 1997, filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP
                                                          /s/  ERNST & YOUNG LLP


Dallas, Texas


May 15, 1998